Exhibit 99.1

Marinus Pharmaceuticals Appoints Marvin H. Johnson, Jr. to its Board of Directors

RADNOR, Pa. – April 18, 2023 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced the appointment of Marvin H. Johnson, Jr. to its Board of Directors.

“With over 34 years of diverse commercial operations experience at Merck & Co., we are delighted that Marvin is joining the Marinus Board,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “His impressive background launching products across multiple therapeutic categories, including neurology and acute care, will be invaluable in supporting the continued commercial success of ZTALMY® and in preparing for a potential hospital launch in status epilepticus.”

During his tenure at Merck & Co., Mr. Johnson held numerous senior leadership roles, primarily within commercial operations, sales, and marketing, across a wide range of therapeutic categories. He led large scale regional, national, and global sales and marketing organizations worth over $3 billion in annual revenue, including in his role as Vice President of the U.S. Human Health East Commercial Operations Group for the Primary Care Sales division and prior to that, Global Brand Leader for Merck’s Migraine franchise where he successfully led product launches in various countries around the world. Most recently, Mr. Johnson was the Chief Learning Officer for Merck’s Global Learning and Development department.

“I am honored to join Marinus’ Board at this pivotal time following the launch of ZTALMY,” said Mr. Johnson. “I look forward to leveraging my expertise in support of the launch planning for the Phase 3 refractory status epilepticus and tuberous sclerosis complex indications and advancing the company’s mission in bringing innovative new treatment options to patients with seizure disorders.”

Mr. Johnson is a member of the Board of Directors for Trevena, Inc., Vice Chair on the Board of Trustees for Tabor Children’s Services, Inc. and serves as a member of the strategic advisory board for GP Strategies Corporation.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s commercial product, ZTALMY® (ganaxolone) oral suspension CV, has been approved by the U.S. FDA for the treatment of seizures associated with CDKL5 deficiency disorder in patients two years of age and older. The potential of ganaxolone is also being studied in other rare seizure disorders, including in Phase 3 trials in tuberous sclerosis complex and refractory status epilepticus. Ganaxolone is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is being developed in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, our commercial and clinical strategy, development plans and timelines, and other future events.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product candidates; the company’s ability to obtain additional funding to support its clinical development and commercial programs; and the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy. This list is not exhaustive and these and other risks are described in our periodic reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact
Sasha Damouni Ellis
Senior Vice President, Corporate Affairs & Investor Relations
Marinus Pharmaceuticals, Inc.
sdamouni@marinuspharma.com